Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment (the “Third Amendment”) to the Amended and Restated Employment Agreement dated February 16, 2012, previously amended on May 31, 2012 and on March 18, 2014 (the “Amended and Restated Employment Agreement”), is made and entered this 2nd day of February 2015, with effect from February 2, 2015, by and between Identiv, Inc., a Delaware corporation (the “Company”), and Manfred Mueller (the “Executive”).

1. Section 1 “Position and Responsibilities” is modified to reflect the Executive’s new position as “Executive Vice-President, Global Operations and Support”, removing “Chief Operating Officer” and his responsibilities over sales for the Europe and Middle East (“EMEA”) and Asia/Pacific (“APAC”) regions.

2. Section 2 (b) “Commission” is hereby replaced with: Bonus. For services rendered during the term of this Agreement, the Executive shall be entitled to receive a bonus equal to fifty percent (50%) of his annual base salary (hereinafter referred to as “Bonus”) based on achievement of planned target revenues and other mutually agreed upon performance metrics. Bonus shall be earned and paid on a quarterly basis.

3. Except as otherwise expressly modified by the terms and conditions of this Third Amendment, the Amended and Restated Employment Agreement shall remain in full force and effect and is hereby confirmed and ratified in all respects, and as so amended by this Third Amendment, the Amended and Restated Employment Agreement shall be read, taken and construed as one instrument. Except as expressly provided for in this Third Amendment, nothing in this Third Amendment shall be construed as a waiver of any rights or obligations of the parties under the Amended and Restated Employment Agreement. This Third Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

COMPANY:

IDENTIV, INC.
By:	/s/ Jason D. Hart
Jason D. Hart, Chief Executive Officer

EXECUTIVE:
By:	/s/ Manfred Mueller
Manfred Mueller